EXHIBIT 99.1

     Richard J. King                         January 24, 2001
     Senior Vice President, Corporate Communications
     AMC Entertainment Inc.
     (816) 221-4000


                   AMC Entertainment Inc. reports record
                  third-quarter revenues, adjusted EBITDA


KANSAS CITY, Mo. - AMC Entertainment Inc., one of the world's leading theatrical exhibition companies, today reported revenues of $305 million for the third quarter of fiscal year 2001, ended Dec. 28, 2000. Those revenues, up 7 percent from $285 million in the same quarter a year ago, represent a new Company record for third-quarter revenues.

Adjusted EBITDA (as defined in the attached Financial Data Summary) for the third quarter was $35 million, an 18 percent increase over Adjusted EBITDA of $30 million for the third quarter last year. The Adjusted EBITDA also represents a Company record for the third quarter.

For the quarter, AMC posted a net loss of $8.2 million (35 cents per share), compared to last year's third quarter loss of $8.9 million (38 cents per share).

"We are extremely pleased to report record third quarter Adjusted EBITDA, despite a challenging industry environment that has severely impacted many of our competitors," said Peter Brown, chairman and chief executive officer. "This quarter's performance demonstrates that when good film product is combined with great assets-AMC's industry-leading portfolio of high-performance theatres-solid results will follow."

For the first three quarters of fiscal 2001, AMC posted revenues of $927 million, an increase of 2.4 percent from the $905 million in revenues for the same period last year. Adjusted EBITDA for the year to date was $105 million, down 3.5 percent from $109 million in the year-ago period.
For the fiscal year to date, AMC reported a net loss of $31.5 million ($1.34 per share), compared to a loss of $26.1 million ($1.11 per share) in the same period last year. Current year results include a non-cash impairment loss of $.10 per share and prior year results include a restructuring charge of $.31 per share and a charge for the cumulative effect of an accounting change of $.25 per share.

Highlights of the third quarter include:
1.   67 percent of the AMC circuit now consists of megaplex screens.
2. AMC continues to dominate the industry rankings of top-performing theatres, with 24, or 48 percent, of the Top 50 theatres in North America.
3. G&A expense was $4.9 million lower than in the year-ago quarter. G&A expense as a percentage of revenues was 2.6 percent versus 4.5 percent in the year-ago quarter.
4. AMC continued to enhance the overall quality of its theatre portfolio by closing four underperforming theatres with 23 screens.

AMC Entertainment Inc. is a leader in the theatrical exhibition industry. Through its circuit of AMC Theatres, the Company operates 181 theatres with 2,774 screens in the United States, Canada, Hong Kong, Japan, Portugal, Spain and France. Its Common Stock trades on the American Stock Exchange under the symbol AEN. The Company, headquartered in Kansas City, Mo., has a website at www.amctheatres.com. Investors will have the opportunity to listen to the quarterly earnings conference call and view the supporting slide presentation at 8 a.m. CST on Thursday, Jan. 25, 2001, through the website www.amctheatres.com or the website www.vcall.com.

Any forward-looking statements contained in this release, which reflect management's best judgment based on factors currently known, involve risks and uncertainties. Actual results could differ materially from those anticipated in the forward-looking statements included herein as a result of a number of factors, including but not limited to the Company's ability to enter into various financing programs, competition from other companies, demographic changes, changes in economic climate, increase in demand for real estate, construction delays, unforeseen changes in operating requirements, the ability to achieve planned openings or closings of theatres and screens, changes in real estate, zoning and tax laws, the performance of films licensed by the Company and other risks and uncertainties.

                         FINANCIAL SUMMARY FOLLOWS
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                          AMC ENTERTAINMENT INC.
                          FINANCIAL DATA SUMMARY
         (In thousands, except per share data and operating data)
                             Thirteen weeks ended  Thirty-nine weeks ended
                              -------------------------------------   -----
                               Dec 28,    Dec 30,    Dec 28,     Dec 30,
                                2000       1999        2000        1999
                                ----        ----       ----        ----
Statement of Operations Data:
Admissions                   $199,165    $183,800   $613,260    $591,431
Concessions                    82,946      78,420    255,133     257,632
Other theatre                   9,147       9,627     22,682      21,565
Other                         14,114       13,126     35,700      34,590
                              -------     -------    -------     -------
Total revenues                305,372     284,973    926,775     905,218
Film exhibition costs         106,866      98,693    330,877     329,786
Concession costs               12,077      11,406     38,432      38,995
Theatre operating expense      74,863      70,787    227,019     208,919
Rent                           56,826      49,594    170,667     146,107
Other                          11,429      11,606     32,646      34,095
General and administrative      8,004      12,873     21,989      38,368
Preopening expense                314       1,914      2,797       5,211
Theatre closure expense         1,421       2,251     13,827      13,943
Restructuring charge                -           -          -      12,000
Depreciation and amortization  26,465      24,620     78,760      68,306
Impairment of long-lived assets     -           -      3,813           -
Gain on disposition of assets    (160)      (635)   (1,795)        (962)
                              -------     -------    -------     -------
Total costs and expenses      298,105     283,109    919,032     894,768
                              -------     -------    -------     -------
Operating income                7,267       1,864      7,743      10,450
Interest expense               19,854      16,630     58,070      44,502
Investment (income) loss          407         311      (198)         211
                              -------     -------    -------     -------
Loss before income taxes
  and cumulative
  effect of an accounting
  change                     (12,994)    (15,077)   (50,129)    (34,263)
Income tax provision          (4,800)     (6,165)   (18,600)    (14,000)
                              -------     -------    -------     -------
Net loss before cumulative
  effect of an
  accounting change        $  (8,194)  $  (8,912) $ (31,529)  $ (20,263)
                             ========    ========   ========    ========
Cumulative effect of an
  accounting change, net
  of taxes                          -           -          -     (5,840)
                              -------     -------    -------     -------
Net loss                   $  (8,194)  $  (8,912) $ (31,529)  $ (26,103)
                             ========    ========   ========    ========
Net loss per share before
  cumulative effect of
  an accounting change:
     Basic                     $  (.35)    $  (.38)$     (1.34)$    (0.86)
                              ========    ========    ========   ========
     Diluted                   $  (.35)    $  (.38)$     (1.34)$    (0.86)
                              ========    ========    ========   ========
Net loss per share:
     Basic                     $  (.35)    $  (.38)$     (1.34)$     (1.11)
                              ========    ========   ========    ========
     Diluted                   $  (.35)    $  (.38)$     (1.34)$     (1.11)
                              ========    ========   ========    ========
Average shares outstanding:
     Basic                     23,469      23,469     23,469      23,469
                             ========    ========   ========    ========
     Diluted                   23,469      23,469     23,469      23,469
                             ========    ========   ========    ========


                             Thirteen weeks ended  Thirty-nine weeks ended
                              -----------------------------------------
                               Dec 28,    Dec 30,    Dec 28,     Dec 30,
                                2000       1999        2000        1999
                                ----         ----      ----         ----

Other Financial Data:
     Adjusted EBITDA (1)   $   35,307    $ 30,014   $105,145   $108,948
     Capital expenditures,
        net (2)                33,901      22,961     88,025    189,123

Operating Data:
      Attendance (in thousands)37,245      36,755    114,903     119,552
      Average screens           2,757       2,797      2,833       2,723
      Number of megaplexes
       operated                     -           -         84          78
      Number of megaplex
       screens operated             -           -      1,867       1,741
      Number of multiplexes
       operated                     -           -        102         137
      Number of multiplex
       screens operated             -           -        937       1,175
      Screens per theatre
       circuit wide                 -           -       15.1         13.6

                              December 28,  March 30,
Balance Sheet Data:               2000        2000
                                  ----        ----

     Cash and equivalents    $  65,081    $119,305
     Corporate borrowings      699,155     754,105
     Capital and financing
       lease obligations        57,875      68,506
     Net debt (3)              691,949     703,306


(1)Represents operating income excluding gain on disposition of assets, impairment of long-lived assets, depreciation and amortization, restructuring charge, theatre closure expense and preopening expense.
(2)Represents capital expenditures less proceeds from sale and leaseback transactions.
(3)Represents corporate borrowings and capital and financing lease obligations less cash and equivalents.




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